Exhibit 10.12

OFFICER
INDEMNITY AND EXEMPTION AGREEMENT

THIS INDEMNITY AND EXEMPTION AGREEMENT, dated as of January __, 2010, is between Suspect Detection Systems (SDS) Ltd., an Israeli company (the “Company”), and Shabtai Shoval (the “Indemnitee”).

WHEREAS,	the Indemnitee is an Officer (as defined below) of the Company;

WHEREAS,	both the Company and Indemnitee recognize the increased risk of litigation, investigations and other claims being asserted against Officers of a private company;

WHEREAS,	the Articles of Association of the Company authorize the Company to indemnify Officers to the fullest extent permitted by law;

WHEREAS,
in recognition of Indemnitee’s need for substantial protection against personal liability in order to assure Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the aforesaid Articles of Association and, in part, to provide Indemnitee with specific contractual assurance that the protection promised by the Articles of Association will be available to Indemnitee (regardless of, among other things, any amendment to or revocation or any change in the composition of the Company’s Board of Directors or the Company’s management or the acquisition of the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses (whether partial or complete) to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the Indemnitee’s continuing to serve the Company directly or, at its request, through another entity affiliated or controlled by the Company, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	CERTAIN DEFINITIONS

1.1.
Expenses:  includes reasonable costs of litigation, including attorney’s fees, expended by the Indemnitee or for which the Indemnitee has been charged by a court. Expenses shall also include, without limitation and to the fullest extent permitted by applicable law, all expenses reasonably incurred in defending any claim (including investigation and pre-litigation negotiations), being a witness in or participating in (including on appeal), or preparing to defend, being a witness in or participate in any claim relating to any Indemnifiable Event (as defined below) and any security or bond that the Indemnitee may be required to post in connection with an Indemnifiable Event.

1.2.	Officer: as such term is defined in the Israeli Companies Law, 5759-1999.

2.	INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

2.1.
The Company hereby undertakes to indemnify the Indemnitee to the fullest extent permitted by applicable law, for any liability and Expense that may be imposed on Indemnitee due to an act performed or failure to act by him in his capacity as an Officer of the Company or any subsidiary of the Company or any entity in which Indemnitee serves as an Officer at the request of the Company, all either prior to or after the date hereof for (the following shall be hereinafter referred to as “Indemnifiable Events”):

2.1.1.
monetary liability imposed on the Indemnitee in favor of a third party in a judgment (which third parties include, without limitation and to the fullest extent permitted by applicable law, any governmental entity), including a settlement or an arbitral award confirmed by a court, for an act that the Indemnitee performed by virtue of being an Officer of the Company; and

2.1.2.
reasonable costs of litigation, including attorney’s fees, expended by the Indemnitee as a result of an investigation or proceeding instituted against the Indemnitee by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against the Indemnitee or the imposition of any financial liability in lieu of criminal proceedings, or concluded without the filing of an indictment against the Indemnitee and a financial liability was imposed on the Indemnitee in lieu of criminal proceedings with respect to a criminal offense in which a proof of criminal intent is not required; and

2.1.3.
reasonable costs of litigation, including attorneys’ fees, expended by the Indemnitee or for which the Indemnitee has been charged by a court, in an action brought against the Indemnitee by or on behalf of the Company or a third party, or in a criminal action in which the Indemnitee was acquitted, or in a criminal offense in which the Indemnitee was convicted and in which a proof of criminal intent is not required; and

2.1.4.	any other circumstances arising under the law in respect of which the Company may indemnify an Officer of the Company.

2.2.
The indemnification undertaking made by the Company pursuant to Section 2.1.1 above shall be only with respect to such events as are described in Schedule A attached hereto and additional events that the Board of Directors determines from time to time are reasonable under the circumstances. The maximum amount payable by the Company to the Indemnitee pursuant to Section 2.1.1 above shall be the higher of (i) $US 1,000,000, or (ii) 80% of the Company’s cash reserves, measured promptly after receipt by the Company of notice from the Indemnitee of the commencement of any action, suit or proceeding regarding which the Indemnitee may seek indemnification hereunder.

2.3.
Upon request by the Indemnitee in writing (which written instrument shall set forth in reasonable detail the facts of such request in connection with which such indemnification is sought and which is accompanied by reasonable written evidence, including receipts which the Indemnitee has already paid or which the Indemnitee is obligated to pay), and subject to the Company’s reimbursement rights set forth herein, the Company shall advance an amount (or amounts) estimated by it to cover the Indemnitee’s Expenses with respect to which the Indemnitee is entitled to be indemnified hereunder, subject to the terms hereof, including Section 3 below. The advances to be made hereunder shall be paid by the Company to the Indemnitee as soon as practicable but in any event not later than fifteen (15) days after written demand by the Indemnitee to the Company. Nonetheless, if the actual expenses shall be lower than the amount advanced by the Company, or not paid at all by the Indemnitee, the Indemnitee shall promptly return to the Company all sums overpaid.

2.4.
The Company’s obligation to indemnify the Indemnitee and advance Expenses in accordance with this Agreement shall be for such period as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether civil, criminal or investigative, arising out of the Indemnitee’s service in the foregoing positions, whether or not the Indemnitee is still serving in such positions.

3.	GENERAL LIMITATIONS ON INDEMNIFICATION

If, when and to the extent that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless the Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, in which event the Indemnitee shall not be required to so reimburse the Company until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and shall not be obligated to indemnify or advance any additional amounts to the Indemnitee (unless there has been a determination by a court or competent jurisdiction that the Indemnitee would be permitted to be so indemnified under this Agreement).

4.	NO MODIFICATION, NO WAIVER

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  Any waiver shall be in writing.

5.	SUBROGATION

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

6.	REIMBURSEMENT

The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder. Any amounts paid to the Indemnitee under such insurance policy or otherwise after the Company has indemnified the Indemnitee for such liability or Expense shall be repaid to the Company promptly upon receipt by Indemnitee.

7.	EFFECTIVENESS

This agreement shall be in full force and effect as of the date hereof.

8.	NOTIFICATION AND DEFENSE OF CLAIM

Promptly after receipt by the Indemnitee of notice of the commencement of any investigation, action, suit or proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement hereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the Indemnitee otherwise than under this Agreement.  With respect to any such investigation, action, suit or proceeding as to which the Indemnitee notifies the Company of the commencement thereof and without derogating from Section 2.1:

8.1.	The Company will be entitled to participate therein at its own expense.

8.2.
Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense thereof, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his or her own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee, unless: (i) the employment of counsel by Indemnitee has been authorized in writing by the Company; (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have reached the conclusion specified in subsection (ii) above.

8.3.
The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its prior written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s prior written consent. In the case of criminal proceedings the Company and/or its legal counsel will not have the right to plead guilty or agree to a plea-bargain in the Indemnitee's name without the Indemnitee's prior written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

8.4.
Without derogating of any of Indemnitee's rights, Indemnitee shall use its reasonable efforts to advise the Company concerning all events which Indemnitee is aware of and that Indemnitee reasonably suspects would give rise to the initiation of legal proceedings against Indemnitee in his capacity as an Officer of the Company.

8.5.
At the request of the Company, Indemnitee shall execute all documents reasonably required to enable the Company or its attorney as aforesaid to conduct the defense in Indemnitee's name, and to represent Indemnitee in all matters connected therewith, in accordance with the aforesaid.

9.	EXEMPTION

The Company hereby exempts the Indemnitee, to the fullest extent permitted by law, from any liability for damages caused as a result of the Indemnitee’s breach of the duty of care to the Company, provided that the Indemnitee shall not be exempt with respect to any action or omission as to which, under applicable law, the Company is not entitled to exculpate the Indemnitee.

10.	NON-EXCLUSIVITY

The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights the Indemnitee may have under the Company’s Articles of Association or applicable law or otherwise.

11.	BINDING EFFECT

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an Officer of the Company or of any other enterprise at the Company’s request, provided that the claim for indemnification relates to an Indemnifiable Event. This Agreement is being executed by Company  pursuant to the resolutions adopted by the Board of Directors of the Company on January_____, 2010 and by the shareholders of the Company on January ______, 2010.

12.	SEVERABILITY

The provisions of this Agreement shall be severable in the event that any provision hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

13.	GOVERNING LAW AND VENUE

This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of Israel (without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Israel). The competent courts of Tel Aviv shall have exclusive jurisdiction upon any dispute arising hereunder and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding.

14.	ENTIRE AGREEMENT, AMENDMENTS AND TERMINATION

This Agreement represents the entire agreement between the parties and supersedes any other agreements, contracts or understandings between the parties, whether written or oral, with respect to the subject matter of this Agreement.  No supplement, modification, amendment, termination or cancellation of this Agreement shall be effective unless in writing and signed by both parties hereto.

15.	RECITALS, HEADINGS AND APPENDICES

The various paragraph and/or section headings in this Agreement are for reference and convenience only and shall not be considered in the interpretation hereof for any purpose and in no way alter, modify, amend, limit, or restrict any contractual obligations of the parties. The preamble to this Agreement and its appendices, schedules and annexes form an integral part hereof.

16.	COUNTERPARTS

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties have signed this INDEMNITY AND EXEMPTION AGREEMENT on the date first hereinabove set forth.

Suspect Detection Systems (SDS) Ltd.	Shabtai Shoval
Title: Chief Executive Officer Signature:________________
Signature:___________________

SCHEDULE A

1.	Negotiations, execution, delivery and performance of agreements on behalf of the Company, its subsidiaries or affiliates, whether written or oral.

2.	Anti-competitive acts and acts of commercial wrongdoing.

3.	Acts in regard to invasion of privacy including with respect to databases and acts in regard of slander.

4.
Acts in regard to copyrights, patents, designs and any other intellectual property rights, and acts in regard to defects in the Company’s products or services, other than breaches of any of your obligations under your employment agreement with the Company.

5.	Approval of corporate actions including the approval of the acts of the Company’s management, their guidance and their supervision.

6.	Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise and care in regard to the Company’s business.

7.
Claims relating to the offering of securities and claims relating to violations of securities laws of any jurisdiction, including, without limitation, fraudulent disclosure claims, failure to comply with the Israeli Securities Authority rules and other claims relating to relationships with investors and the investment community.

8.	Violations of securities laws of any jurisdiction, including without limitation, fraudulent disclosure claims and other claims relating to relationships with investors and the investment community.

9.	Violations of laws requiring the Company to obtain regulatory and governmental licenses, permits and authorizations in any jurisdiction.

10.
Claims in connection with publishing or providing any information, including any filings with governmental authorities, on behalf of the Company or its subsidiaries in the circumstances required under applicable laws.

11.
Actions regarding investments by the Company or its subsidiaries and/or the acquisition of assets, including the acquisition of companies and/or businesses through merger or otherwise or the investment of funds in tradeable securities and/or in any other manner.

12.
Claims in connection with labor relations and/or employment matters in the Company or its subsidiaries and trade relations of the Company or its subsidiaries, including with employees, independent contractors, customers, suppliers and various service providers.

13.	Claims in connection with the Company’s or its subsidiaries’ liquidation.

14.
Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company or its directors, officers and employees, to pay, report, keep applicable records or otherwise, any state, municipal or foreign taxes or other mandatory payments of any nature whatsoever, including, without limitation, income, sales, use, transfer, excise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not.

15.	Actions taken in connection with the approval and execution of financial reports and business reports and the representations made in connection therewith.

16.
Any claim or demand made by any third party suffering any personal injury and/or bodily injury and/or property damage to business or personal property through any act or omission attributed to the Company, its subsidiaries or affiliates, or their respective employees, agents or other persons acting or allegedly acting on their behalf.